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                                                                 EXHIBIT 10.61

                               OPTION AGREEMENT

   This OPTION AGREEMENT ("Agreement") is made and entered into as of December 22, 1998 by and between HEALTHCARE IMAGING SERVICES, INC., a Delaware corporation (the "Company") located at 200 Schulz Drive, Red Bank, NJ 07701, and Joseph J. Raymond (the "Grantee") residing at c/o Stratus Services Group, 500 Craig Road, Manalapan, New Jersey 07726.

   1. GRANT OF OPTION. The Company does hereby grant to the Grantee a non-qualified stock option to purchase up to One Hundred and Fifty Thousand (150,000) shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock") at an exercise price of $1.00 per share (the "Option"). The Option is, in its entirety, intended to be a non-qualified stock option.

   2. TERM OF THE OPTION. The Option (to the extent not earlier exercised or forfeited) will expire ten (10) years from the date hereof.

   3. VESTING OF THE OPTION. The Option shall be fully vested on the date of this Agreement.

   4. MANNER OF EXERCISE. The Option may be exercised solely by delivery to the secretary of the Company, or to his/her office, of all of the following after the vesting thereof and prior to the expiration thereof:

     (a) Notice in writing signed by the Grantee or any other person then entitled to exercise the Option, stating that the Option, or a portion thereof, is thereby exercised;

     (b) Full payment (in cash or by check, or as otherwise permitted under Section 5 of this Agreement) to the Company for the Shares with respect to which the Option, or a portion thereof, is exercised;

     (c) Such representations and documents as the Company deems reasonably necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended (the "Act"), and any other federal or state securities laws or regulations. (The Company may also take whatever additional actions it deems reasonably appropriate to effect such compliance including, without limitation, placing legends on the certificate(s) evidencing the Shares and issuing stop transfer orders to transfer agents and registrars);

     (d) Promptly upon delivery of a written statement by the Company describing in detail the withholding taxes due upon exercise of the Option, full payment to the Company of all amounts which, under federal, state or local tax laws, the Company is required to withhold upon exercise of the Option as determined by the Company promptly upon the Grantee's delivery of the notice described in Section 4(a); and

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     (e) In the event the Option shall be exercised by any person or persons other than the Grantee, appropriate proof of the right of such person or persons to exercise the Option.

    The date of exercise of the Option shall be deemed to be the date all of the foregoing conditions have been satisfied.

   5. CASHLESS EXERCISE PROCEDURES. The Company agrees, at the request of the Grantee, to allow the cashless exercise of the Option, or a portion thereof, through a brokerage firm acceptable to the Company whereby the Grantee (to the extent permitted by, and subject to, applicable law) can exercise the Option, or a portion thereof, without making a direct payment of the exercise price thereof to the Company.

   6. CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The Shares deliverable upon exercise of the Option, or any portion thereof, may be either previously authorized by unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates evidencing the Shares purchased upon the exercise of the Option, or a portion thereof, prior to fulfillment of all of the following conditions (in addition to the conditions set forth in Section 4 of this Agreement):

     (a) The completion of any registration or other qualification of such Shares under any state or federal law or under any ruling or regulation of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall deem reasonably necessary or advisable;

     (b) The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall determine to be reasonably necessary or advisable; or

     (c) The lapse of such reasonable period of time following the exercise of the Option as the Company may from time to time reasonably establish for reasons of administrative convenience.

     The Company agrees that to the extent its action is required to fulfill the conditions set forth in Sections 4 and 6 hereof, the Company shall use its reasonable efforts to promptly fulfill its obligations thereunder; provided, however, that the foregoing shall in no event be deemed to require the Company to register or otherwise qualify any Shares under any federal, state or local law, rule or regulation or to obtain any approval or other clearance from any federal, state or local governmental agency.

   7. TRANSFER OF OPTION. The Option shall not be assignable, saleable, or transferable by the Grantee without the consent of the Company. The Option may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall

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be void and unenforceable against the Company or any affiliate.

   8. RIGHTS OF STOCKHOLDER. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until the conditions set forth in Sections 4 and 6 have been satisfied.

   9. OTHER CONDITIONS AND LIMITATIONS.

     (a) The Option is granted on the condition that the purchase of Shares thereunder shall be for investment purposes and not with a view to resale or distribution, except that such condition shall be inoperative if the offering of Shares subject to the Option is registered under the Act or if in the opinion of counsel for the Company such Shares may be resold without registration. At the time of the exercise of the Option or any portion thereof, the Grantee will execute such further agreements as the Company may reasonably require to implement the foregoing condition and to acknowledge the Grantee's familiarity with restrictions on the resale of the Shares under applicable securities laws.

     (b) The Company will furnish upon request of the Grantee copies of such publicly available financial and other information concerning the Company and its business and prospects as may be reasonably requested by the Grantee in connection with the exercise of the Option, or a portion thereof.

   10. ADJUSTMENTS UPON CERTAIN EVENTS.

     (a) In the event of any (i) subdivision or consolidation of the Common Stock, (ii) dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), (iii) recapitalization or other capital adjustment of the Company or (iv) merger, consolidation or other reorganization of the Company or other similar corporate transaction or event that affects the Common Stock, appropriate adjustments shall be made to prevent dilution of the Grantee's interest in the Common Stock and to preserve the benefits or potential benefits intended to be made available to the Grantee under this Agreement; provided, however, that the number of shares of Common Stock subject to the Option shall always be a whole number.

     (b) No adjustment in the current exercise price per share (the "Per Share Option Price") shall be required unless such adjustment would require an increase or decrease of at least $0.10 in such price; provided, however, that any adjustments which by reason of this clause (b) are not required to be made shall be carried forward cumulatively and taken into account in any subsequent calculation.

     (c) In any case in which this Section 10 shall require that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until the occurrence of such event (i) the issuance to the Grantee exercised after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such exercise over

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    and above the shares issuable immediately prior to adjustment and (ii) the payment to the Grantee of any amount in cash in lieu of a fractional share of Common Stock; provided, however, that the Company shall deliver to the Grantee a due bill or other appropriate instrument evidencing the Grantee's right to receive such additional Common Stock or such payment in lieu of such fractional shares.

     (d) Whenever the Per Share Option Price is adjusted as provided in this
    Section 10 and upon any modification of the rights of the holder in accordance with this Section 10, the Company shall promptly prepare a certificate of an officer of the Company setting forth the Per Share Option Price and the number of shares of Common Stock issuable upon exercise of the Option after such adjustment or modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause a copy of such certificate to be mailed to the Grantee.

   11. NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered or sent by telecopy, on the business day after notice is delivered to a courier or mailed by express mail if sent by courier delivery or express mail for next day delivery and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

   If to the Company to:
                 Healthcare Imaging Services, Inc.
                 Tri-Parkway Corporate Park
                 200 Schulz Drive
                 Red Bank, NJ 07701
                 Attn: Elliott H. Vernon, Esq.
                 Fax: (732) 224-9362

   If to the Grantee to:
                 Joseph J. Raymond
                 c/o Stratus Services Group
                 500 Craig Road
                 Manalapan, New Jersey 07726
                 Fax: (732) 294-1133

   12. MISCELLANEOUS. This Agreement shall bind and inure to the benefit of the parties hereto, the successors and assigns of the Company and the permitted successors and assigns of the Grantee. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the internal laws of the State of New Jersey, without regard to its conflicts of law rules. This Agreement may be executed in one or more counterparts, which together shall constitute one agreement.

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   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            HEALTHCARE IMAGING SERVICES, INC.



                                            By: /s/ Elliott H. Vernon
                                               -------------------------
                                                Elliott H. Vernon
                                                Chairman of the Board,
                                                President and
                                                Chief Executive Officer



                                                /s/ Joseph J. Raymond
                                               --------------------------
                                                JOSEPH J. RAYMOND

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